UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 24, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In connection with the acquisition by Cubist Pharmaceuticals, Inc. (the “Company”) of Optimer Pharmaceuticals, Inc. (“Optimer”) pursuant to the merger described in Item 2.01 below, on October 24, 2013, Parent entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with American Stock Transfer & Trust Company, LLC, as trustee.  The terms of the CVR Agreement call for potential cash payments up to a maximum of $5.00 per contingent value right (“CVR”). Each CVR will entitle its holder to a payment of $3.00 if net sales of certain products during the period from and including July 1, 2013 through and including December 31, 2015 are greater than $250 million, a payment of $4.00 if such net sales during the same period are in excess of $275 million and a payment of $5.00 if such net sales during the same period are greater than $300 million.  The CVRs have been approved for listing on the Nasdaq Global Select Market under the trading symbol CBSTZ.

References to, and descriptions of, the CVR Agreement as set forth herein are not intended to be complete and are qualified in their entirety by the full text of the agreement which is attached to this report as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On October 24, 2013, in connection with the Merger (as defined below), the Company terminated the Co-Promotion Agreement by and between the Company and Optimer, dated as of April 5, 2011 and amended as of July 30, 2013.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective October 24, 2013, pursuant to the Agreement and Plan of Merger, dated as of July 30, 2013 (the “Merger Agreement”), among the Company, PDRS Corporation (“Merger Sub”), and Optimer, Merger Sub was merged with and into Optimer, with Optimer continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”).

Upon completion of the Merger, each share of common stock of Optimer, par value $0.001 per share, issued and outstanding immediately prior to the completion of the Merger, other than: (i) shares owned by the Company, Merger Sub or any direct or indirect wholly owned subsidiaries of the Company (including any shares of preferred stock of Optimer, par value $0.001 per share); (ii) shares owned by Optimer and not held on behalf of third parties; and (iii) shares held by Optimer’s stockholders who have properly exercised appraisal rights with respect to such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, was converted into the right to receive: (a) $10.75 in cash, without interest, less any applicable withholding taxes; and (b) one CVR issued by the Company in accordance with the CVR Agreement, dated as of October 24, 2013, between the Company and American Stock Transfer & Trust Company, LLC.

A total of approximately $551 million in cash will be paid, and approximately 51 million CVRs will be issued, as consideration for the Merger.

Item 8.01  Other Events.

On October 24, 2013, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement described above.  A copy of this press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.	Exhibit
10.1	Contingent Value Rights Agreement by and between Cubist Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, dated as of October 24, 2013.

99.1	Press Release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Thomas J. DesRosier
Date: October 24, 2013		Thomas J. DesRosier
Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Contingent Value Rights Agreement by and between Cubist Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, dated as of October 24, 2013.
99.1	Press Release dated October 24, 2013.